GUARANTEE

GUARANTEE dated as of July 15, 1993 (this "Guaran-tee") by EACH OF THE SUBSIDIARIES LISTED AS GUARANTORS ON THE SIGNATURE PAGE HEREOF and any subsidiaries becoming a party hereto pursuant to Section 18 hereof (collectively, and together with their respective successors, the "Guarantors), in favor of BANKERS TRUST COMPANY, a New York banking corpora-tion having an office at 280 Park Avenue, New York, New York

10017, as collateral agent (in such capacity and together with any successors and assigns in such capacity, the "Collateral
Agent"), for the benefit of the Guaranteed Parties (as herein-after defined).

R E C I T A L S :

A. Imo Industries Inc., a Delaware corporation (the
"Borrower"), owns, directly or through its subsidiaries, all of the issued and outstanding stock of each of the Guarantors;

B. The Borrower, certain lenders (including their respective successors and permitted assigns, each an "Old Revolver Lender and collectively, the "Old Revolver Lenders") and Bankers Trust Company, as an Old Revolver Lender and as agent for the Old Revolver Lenders (including its successors and permitted assigns in such capacity, the "Agent) have entered into a certain Revolving Credit Agreement, dated as of September 18, 1988, as amended by Amendment Nos. 1-6 (the "Old Revolving Credit Agreement).

C. The Borrower and The Prudential Insurance Com-pany of America (including its successors and permitted assigns, Prudential") have entered into certain Note Agree-ments, in connection with certain 10.35% Senior Notes and cer-tain 12.75% Senior Notes, dated December 29, 1982 and September 16, 1988, respectively (such Note Agreements, as amended from time to time, collectively, the Old Prudential Agreements").

D. The Borrower and ABN Amro Bank N.V., New York
(including its successors and permitted assigns, "ABN") are parties to a certain letter agreement dated July 30, 1990 (such agreement as amended from time to time, the "ABN Facility").

E. The Borrower and Commerzbank AG, New York
(including its successors and permitted assigns, "Commerzbank) are parties to a certain letter agreement dated December 20, 1990 (such agreement as amended from time to time, the "Commerzbank Facility").

F. The Borrower and Istituto Bancario San Paolo di
Torino S.p.A., acting through its New York Limited Branch (including its successors and permitted assigns, "San Paolo) are parties to a certain Application and Agreement for Standby Credit dated March 5, 1992 (such agreement, as amended from time to time, the "San Paolo Facility"; and together with the Old Revolving Credit Agreement, the Old Prudential Agreements, the ABN Facility and the Commerzbank Facility, the "Old Debt Documents" ).

G. The Borrower has requested that each of the Agent, the Old Revolver Lenders, Prudential, ABN, Commerzbank and San Paolo (collectively, and together with the Issuer Bank (as defined below) and the Collateral Agent, the "Guaranteed Parties") restructure the indebtedness and contingent obliga-tions outstanding under the Old Debt Documents, and extend to Imo certain additional credit.

H. The Borrower is entering into a certain combined restated credit agreement dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the "Combined Restated Credit Agreement") with the Agent, the Old Revolver Lenders, ABN, Commerzbank and San Paolo, pur-suant to which the indebtedness and contingent obligations out-standing under the Old Debt Documents (other than the indebted-ness outstanding under the Old Prudential Agreements) are being consolidated and the terms thereof are being amended and restated.

I. The Borrower and Prudential are, as of the date hereof, amending and restating the Old Prudential Agreements
(such Old Prudential Agreements, as amended and restated, and as they may be amended, supplemented or otherwise modified from time to time, collectively, the "Restated Prudential
Agreements").

J. The Borrower is entering into a certain new credit agreement dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the "New Credit Agreement"; and together with the Combined Restated Credit Agreement, the Restated Prudential Agreements and the other documents being entered into that are exhibits to the New Credit Agreement, the Combined Restated Credit Agree-ment and the Restated Prudential Agreements, collectively, the "Debt Restructuring Documents") with the Secured Parties, pur-suant to which the Secured Parties have agreed to extend to or for the account of the Borrower certain revolving loans and letters of credit.

K. The Borrower, the Guarantors and the Guaranteed
Parties are entering into a certain Inter creditor and Collat-eral Agency Agreement dated as of the date hereof (as it may be amended, supplemented or otherwise-modified from time to time, the Inter creditor Agreement) pursuant to which, among other things, the Collateral Agent will act as collateral agent and paying agent for the benefit of the Guaranteed Parties, on the terms and conditions set forth in such agreement.

L. This Guarantee is given by each Guarantor in favor of the Collateral Agent for the benefit of the Guaranteed Parties and to secure the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) of
(i) all obligations of the Borrower now or hereafter existing under the Combined Restated Credit Agreement; (ii) all obliga-tions of the Borrower now or hereafter existing under the Restated Prudential Agreements; (iii) all obligations of the Borrower now or hereafter existing under the New Credit Agree-ment; (iv) all obligations of the Borrower and the Guarantors now or hereafter existing under the Inter creditor Agreement, this Agreement and the other Security Agreements (as defined in the New Credit Agreement); and (v) all interest, charges, fees, costs, expenses, reimbursements, premiums, indemnities or other payments of any kind or nature in respect of amounts or instru-ments referred to in any of clauses (i) through (iv) (the obli-gations described in clauses (i) through (v) collectively, the "Guaranteed Obligations").

M. Each of the Guarantors is a Wholly-Owned Subsid-iary (as defined in the New Credit Agreement) of the Borrower and expects to receive substantial benefit from the execution, delivery and performance of the Debt Restructuring Documents and in connection therewith has agreed to enter into this Guar-antee to support the Guaranteed Obligations.
- -4 -

N. The Guaranteed Parties are willing to enter into the Debt Restructuring Documents and make the Loans and issue and participate in the issuance of one or more Letters of Credit pursuant to the New Credit Agreement but only upon the condition, among others, that each of the Guarantors shall have executed and delivered to the Guaranteed Parties this Guarantee.

O. The Borrower wishes to induce the Lenders to enter into the Debt Restructuring Documents and make Loans to and issue and participate in the issuance of Letters of Credit for the account of the Borrower.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the mutual prom-ises contained herein and other good and valuable considera-tion, the receipt and sufficiency of which are hereby acknowl-edged, each Guarantor and the Collateral Agent hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Inter creditor Agreement and, in the event that such term is not defined therein, as defined in the New Credit Agreement. The following terms shall have the following meanings:

"Adjusted Net Worth" of any Guarantor as of any date shall mean the excess of (a) the amount of the fair saleable value of the assets of such Guarantor as of such date deter-mined in accordance with applicable federal and state laws gov-erning determinations of the insolvency of debtors over (b) the amount of all liabilities of such Guarantor, contingent or otherwise, as of such date, determined on the basis provided in clause (a) above (excluding liabilities of such Guarantor under this Guarantee).

"Bankruptcy Code" shall mean Title 11 of the United
States Code.

"Credit Proceeds" shall mean the proceeds of any Extension of Credit under the Debt Restructuring Documents.

"Extension of Credit shall mean any extension of credit by the Guaranteed Parties to or for the account of the Borrower pursuant to the Debt Restructuring Documents,
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including, without limitation, the making of any loan, the
advancing of any funds, or the issuance of any letter of credit.

Maximum Guaranteed Amount for each Guarantor shall mean the sum (without duplication) of:

A. the amount received by such Guarantor in respect of: all loans, advances or capital contributions made to such Guarantor with Credit Proceeds; all debt securities of such Guarantor acquired with Credit Proceeds; the fair market value of all property acquired with Credit Proceeds and transferred to such Guarantor; and all equity securi-ties of such Guarantor acquired with Credit Proceeds (each such transfer to such Guarantor being referred to as a "Special Transfer"); and interest on all unpaid or unreimbursed amounts of Extensions of Credit that are used to make such Special Transfers; plus

B. with respect to any Extension of Credit not used by the Borrower to make a Special Transfer to such Guaran-tor, the lesser of (A) the unpaid or unreimbursed amount of such Extension of Credit and interest thereon and (B) ninety-five percent (95%) of the greatest of (1) the Adjusted Net Worth of such Guarantor as of the end of the fiscal quarter of such Guarantor most recently concluded on or prior to the date such Extension of Credit is or was made, (2) the highest Adjusted Net Worth of such Guarantor at the end of any fiscal quarter of such Guarantor subse-quent to the fiscal quarter referred to in subclause (1) of this clause (B) and prior to the earlier of the date of the commencement of a case under the Bankruptcy Code involving the Borrower or such Guarantor and the date on which enforcement hereunder is sought and (3) the Adjusted
Net Worth of such Guarantor at the earlier of the date of the commencement of a case under the Bankruptcy Code involving the Borrower or such Guarantor and the date on which enforcement hereunder is sought.

SECTION 2. Guarantee. (i) To induce the Guaranteed
Parties to execute and deliver the Debt Restructuring Docu-ments, to make the Loans and to issue and participate in the issuance of one or more Letters of Credit, each as provided in the New Credit Agreement, in each case upon the terms and con-ditions set forth therein, and in consideration thereof, each Guarantor hereby, jointly and severally, unconditionally and irrevocably, (a) guarantees to the Guaranteed Parties and their respective successors and permitted assigns the prompt and com-plete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations; and
(b) agrees to pay any and all reasonable expenses which may be paid or incurred by the Guaranteed Parties in enforcing any rights with respect to, or collecting, any or all of the Guar-anteed Obligations; provided, however, that the maximum lia-bility of such Guarantor hereunder shall in no event exceed such Guarantor's Maximum Guaranteed Amount.

(ii) Each Guarantor agrees that the Guaranteed Obli-gations may at any time and from time to time exceed the Maxi-mum Guaranteed Amount of such Guarantor without impairing this Guarantee or, subject to Section 2(i), affecting the rights and remedies of the Guaranteed Parties hereunder.

(iii) No payment or payments made by the Borrower, any Guarantor, any other guarantor or any other Person (as defined in the New Credit Agreement) or received or collected by the Guaranteed Parties, or the Collateral Agent on behalf of the Guaranteed Parties, from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or pay-ments other than payments made to the Guaranteed Parties, or the Collateral Agent on behalf of the Guaranteed Parties, by any Guarantor or payments received or collected by the Guaran-teed Parties, or the Collateral Agent on behalf of the Guaran-teed Parties, from any Guarantor, remain liable for the Guaran-teed Obligations up to its Maximum Guaranteed Amount until the Guaranteed Obligations are paid in full, subject to the provi-sions of Section 5.

SECTION 3. Subroqation. Notwithstanding any payment or payments made by the Guarantors hereunder or any set-off or application of funds of the Guarantors by the Guaranteed Par-ties, no Guarantor shall be entitled to be subrogated to any of the rights of the Guaranteed Parties against the Borrower or any collateral security or guarantee or right of offset held by the Guaranteed Parties for the payment of the Guaranteed Obli-gations, nor shall any Guarantor seek any reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the Borrower for or on account of the Guaranteed Obligations are paid in full.

SECTION 4. Consent by Guarantors. Each Guarantor hereby consents that, without the necessity of any reservation of rights against such Guarantor and without notice to or fur-ther assent by such Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Guaranteed Parties may be rescinded by the Collateral Agent on behalf of the Guaran-teed Parties, and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent; and any Debt Restructuring Document, or other guarantee or document in con-nection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the applicable Guaranteed Parties may deem advisable from time to time; and any guarantee or right of offset or any collateral at any time held by the Guaranteed Parties, or the Collateral Agent on behalf of the Guaranteed Parties, for the payment of the Guaranteed Obliga-tions may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, com-promise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. When making any demand hereunder against a Guarantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor, and any failure by the Collateral Agent to make any such demand or to collect any payments from the Borrower or any such other Guarantor or any release of the Bor-rower or any such other Guarantor or of any Guarantor's obliga-tions or liabilities hereunder shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or the Guaranteed Parties against any Guarantor hereunder. For the purposes hereof demand shall include the commencement and continuance of any legal proceedings.

SECTION 5. Waivers, Successors and Assigns. Each
Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Guaranteed Parties upon
- -8-

this Guarantee or acceptance of this Guarantee, and the Guaran-teed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower or any Guarantor and the Guaranteed Parties shall likewise be conclu-sively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, present-ment, protest, demand for payment and notice of default or non-payment to or upon the Borrower or such Guarantor with respect to the Guaranteed Obligations. This Guarantee shall be con-strued as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforce-ability of any other Debt Restructuring Document, any of the Guaranteed Obligations or any guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Guaranteed Parties and without regard to any defense (other than the defense of payment), set-off or counterclaim which may at any time be available to or be asserted by the Borrower against the Guaranteed Parties, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal dis-charge of the Borrower for the Guaranteed Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Guaranteed Parties or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. Except as provided in
Section 9 hereof or in Article 7 of the Inter creditor Agree-ment, this Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Guaranteed Parties, and their respective successors, and permitted assigns, notwithstanding that from time to time during the term of the Debt Restructur-ing Documents the Borrower may be free from all Guaranteed Obligations thereunder.

SECTION 6. Riqhts of Set-Off. The Guaranteed Par-ties, and the Collateral Agent on behalf of the Guaranteed Par-ties, are each hereby irrevocably authorized upon the occur-rence and during the continuance of an Event of Default without notice to the Guarantors, any such notice being expressly
- -9 -

waived by the Guarantors to the extent permitted by applicable law, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or con-tingent or matured or unmatured, at any time held or owing by the Guaranteed Parties to or for the credit or the account of any Guarantor, or any part thereof, in such amounts as the Guaranteed Parties, or the Collateral Agent on behalf of the Guaranteed Parties, may elect, against and on account of the obligations and liabilities of any Guarantor to the Guaranteed Parties, in any currency, whether arising hereunder or other-wise, as the Guaranteed Parties, or the Collateral Agent on behalf of the Guaranteed Parties, may elect, whether or not the Guaranteed Parties, or the Collateral Agent on behalf of the Guaranteed Parties, have made any demand for payment but only to the extent that such obligations, liabilities and claims shall have become due and payable (whether as stated, by accel-eration or otherwise). The Guaranteed Parties, or the Collat-eral Agent on behalf of the Guaranteed Parties, agree to notify such Guarantor promptly of any such set-off and the application made by the Guaranteed Parties, or the Collateral Agent on behalf of the Guaranteed Parties, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Guaranteed Parties, or the Collateral Agent on behalf of the Guaranteed Parties, under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Guaranteed Parties, or the Collateral Agent on behalf of the Guaranteed Parties, may have.

SECTION 7. Effectiveness; Reinstatement. This Guar-antee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must other-wise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganiza-tion of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 8. Payment of Obligations. Each Guarantor hereby guarantees, up to such Guarantor s Maximum Guaranteed Amount, that the Guaranteed Obligations will be paid to the Collateral Agent for the benefit of the Guaranteed Parties without set-off or counterclaim in lawful currency of the United States of America at the office of the Collateral Agent located at 280 Park Avenue, New York, New York 10017. Each Guarantor shall make any payments required hereunder upon receipt of written notice-thereof from the Collateral Agent; provided, however, that the failure of the Borrower, the Col-lateral Agent or any Guaranteed Party to give such notice shall not affect any Guarantor s obligations hereunder. All payments pursuant to this Guarantee, including by way of set-off, shall be made or turned over to the Collateral Agent for application in accordance with the terms of the Inter creditor Agreement.

SECTION 9. Merger. If any Guarantor shall merge into or consolidate with another corporation, or liquidate, wind up or dissolve itself in a transaction not prohibited by the Debt Restructuring Documents, or if all of the stock of any Guarantor shall be sold or otherwise disposed of in a manner not prohibited by the Debt Restructuring Documents, the obliga-tions o such Guarantor hereunder shall automatically be dis-charged and released without any further action by the Guaran-teed Parties or the Collateral Agent, effective as of the time of such transaction.

SECTION 10. Representations and Warranties. Each
Guarantor hereby represents and warrants that:

(a) Good Standing. Such Guarantor is duly incorpo-rated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power, authority and legal right to own its property and assets, and to transact the business in which it is engaged;

(b) Authorization, Enforceability. Such Guarantor has full corporate power, authority and legal right to execute, deliver and perform this Guarantee, and this Guarantee constitutes the legal, valid and binding obliga-tion of such Guarantor, enforceable against such Guarantor in accordance with its terms;

(c) No Consents, etc. Except as heretofore obtained and in effect, no consent of any party (including, without limitation, stockholders or creditors of such Guarantor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental
Authority (as defined in the New Credit Agreement) or reg-ulatory body or other Person is required for the execution, delivery and performance by such Guarantor of this Guarantee;

(d) No Conflicts. The execution, delivery and per-formance by such Guarantor of this Guarantee does not (or with notice or lapse of time or both, will not) violate, conflict with or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in there being declared void, voidable or without further finding effect, any provision of any other agreement, instrument or document to which such Guarantor is a party; and

(e) Benefit to Guarantors. Such Guarantor shall receive substantial benefit as a result of the execution, delivery and performance of the Debt Restructuring
Documents.

SECTION 11.No Waiver. No failure to exercise and no delay in exercising, on the part of the Collateral Agent on behalf of the Guaranteed Parties, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any sin-gle or partial exercise of any right, power or privilege pre-clude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein pro-vided are cumulative and not exclusive of any rights or reme-dies provided by law.

SECTION 12. Notices. All notices or other communi-cations herein required to be given shall be given at the address and in the manner required in the Intercreditor
Agreement.

SECTION 13. Modification in writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Guarantee, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Inter creditor Agreement and unless the same shall be in writing and signed by the Collateral Agent. Any amendment, modification or supple-ment of or to any provision of this Guarantee, any waiver of any provision of this Guarantee, and any consent to any depar-ture by any Guarantor from the terms of any provision of this Guarantee, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Guarantee, no notice to or demand on any Guarantor in any case shall entitle any such
- -12-

Guarantor to any other or further notice or demand in similar or other circumstances.

SECTION 14. GOVERNING LAW; TERMS. THIS GUARANTEE
SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT
REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

SECTION 15. CONSENT TO JURISDICTION- WAIVER OF JURY
TRIAL; FORUM NON CONVENIENT. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR WITH RESPECT TO THIS GUARANTEE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW JERSEY AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNEC-TION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVO-CABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTEE. EACH GUARANTOR HEREBY IRREVO-CABLY WAIVES TRIAL BY JURY, AND EACH GRANTOR HEREBY IRREVOCA-BLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENT, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

SECTION 16. Severability of Provisions. Any provi-sion of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 17. Execution in Counterparts. This Guaran-tee and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 18. Additional Guarantors. If, after the date hereof, any Person not already a party hereto shall be required, pursuant to the Debt Restructuring Documents, to become a Guarantor, such Person shall execute and deliver to the Collateral Agent a supplement to this Guarantee (wherein such Person shall agree to be bound by all of the terms,
- -13-

covenants and conditions set forth in this Guarantee to the same extent that such Person would have been bound if it had been a signatory hereto on the date hereof and shall make all the representations and warranties set forth herein to the extent relating to it.

SECTION 19. Headings. The Section headings used in this Guarantee are for convenience of reference only and shall not affect the construction of this Guarantee.
IN WITNESS WHEREOF, the undersigned have caused this Guarantee to be duly executed and delivered by its duly autho-rized officer on the day and year first above written.

GUARANTORS:

APPLIED OPTICS CENTER CORPORATION
BAIRD CORPORATION
DELTEX SERVICE INC.
INCOME TRANSPORTATION INC.
OPTIC-ELECTRONIC INTERNATIONAL INC.
WARREN PUMPS INC.
VARO, INC.
VARO TECHNOLOGY CENTER INC.
TURBODEL INC.

By: /s/ Thomas J. Bird

Name: Thomas J. Bird

Title: Senior Vice President:
of each of the
above-named corporations

BANKERS TRUST COMPANY,
as Collateral Agent

By:  /s/ June C. George

Name: June C. George

Title:  Vice President